As filed with the Securities and Exchange Commission on July 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The J.G. Wentworth Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	46-3037859 (I.R.S. Employer Identification Number)

201 King of Prussia Road, Suite 501

Radnor, Pennsylvania 19087-5148

(484) 434-2300
(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Stephen Kirkwood, Esq.

Executive Vice President, General Counsel and Corporate Secretary

201 King of Prussia Road, Suite 501

Radnor, Pennsylvania 19087-5148

(484) 434-2300

(Name, Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

Steven J. Daniels, Esq.

Andrea L. Nicolas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036-6522

(212) 735-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Class A common stock, par value $0.00001 per share	1,600,000	$8.88	$14,208,000	$1,650.97
(1)

Represents the maximum number of shares of Class A common stock issuable by the registrant to the selling stockholders pursuant to the terms of the Stock Purchase Agreement, dated as of March 6, 2015, by and among the registrant, WestStar Mortgage, Inc. and the selling stockholders.

(2)

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and the maximum aggregate offering price are based on the average of the high and low sales price of the shares of Class A common stock on July 13, 2015, as reported on the New York Stock Exchange.

(4)

Pursuant to Rule 457(p) under the Securities Act, this filing fee is being offset by a filing fee paid by the Company in the amount of $1,857.34 in connection with the filing of its withdrawn registration statement on Form S-4 (Reg. No. 333-203903), which registration statement was originally filed on May 6, 2015 and amended by Amendment No. 1 on Form S-4/A, filed with the SEC on June 26, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 16, 2015

PROSPECTUS

1,600,000 Shares

Class A Common Stock

This prospectus relates to the sale by the selling stockholders named in this prospectus of up to an aggregate of 1,600,000 shares of our Class A common stock from time to time.

The shares of Class A common stock offered hereby by the selling stockholders may be sold through one or more underwriters, broker dealers or agents. If shares of Class A common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” herein.

We will not receive any cash proceeds from any sale of shares of Class A common stock by any selling stockholder.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”), under the symbol “JGW.” On July 14, 2015, the NYSE official closing price of our Class A common stock was $9.00 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission (the “SEC”) rules and are subject to reduced public company reporting requirements.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 3.

The SEC and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                    , 2015

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or the documents incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our Class A common stock means that information contained in this prospectus or the documents incorporated by reference in this prospectus are correct after the date of this prospectus. This prospectus is an offer to sell the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

ii

PROSPECTUS SUMMARY

In this prospectus, unless otherwise stated or the context otherwise requires, references to “we,” “us,” “our” and similar references refer, collectively, to The J.G. Wentworth Company, and unless otherwise stated, all of its subsidiaries.

Our Company

We are a leading direct response marketer that provides liquidity to our customers by purchasing structured settlement, annuity and lottery payment streams, as well as interests in the proceeds of legal claims, in the United States. We securitize, sell or otherwise finance the payment streams that we purchase in transactions that are structured to generate cash proceeds to us that exceed the purchase price we paid for those payment streams. We have developed our leading position as a purchaser of structured settlement payments through our highly recognizable brands and multi-channel direct response marketing platform.

Upon consummation of the Transaction (as defined below), we will indirectly wholly-own WestStar Mortgage, Inc., a Virginia corporation (“WestStar”).  WestStar will operate as a newly-rebranded subsidiary under the name J.G. Wentworth Home Lending, Inc.

The WestStar Acquisition

On March 6, 2015, we, WestStar and the selling stockholders of WestStar party thereto and named herein (the “Selling Stockholders”), executed a Stock Purchase Agreement (the “Acquisition Agreement”).  Pursuant to the Acquisition Agreement, we or our affiliate agreed to acquire all of the issued and outstanding shares of WestStar from the Selling Stockholders and WestStar would become an indirect, wholly-owned subsidiary of us, all subject to the terms and conditions specified therein.

Upon closing of the stock purchase (the “Transaction”) contemplated by the Acquisition Agreement, the Selling Stockholders, at our election, will receive up to twenty-five percent (25%) of the consideration payable to them in the form of up to 1,600,000 shares of our Class A common stock and the remainder of the consideration will be payable in cash.  The number of shares of Class A common stock issuable in connection with the Transaction will fluctuate with the market value of our shares of Class A common stock and will be determined based upon the average of the closing stock prices of our shares of Class A common stock as reported on the New York Stock Exchange over the consecutive 10-business day period immediately prior to the second business day prior to the closing of the Transaction.

Corporate Information

Our principal executive offices are located at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 and our telephone number at that address is (484) 434-2300. We were incorporated as a Delaware corporation on June 21, 2013. Our website is located at http://www.jgw.com. We do not incorporate by reference into this prospectus the information on our website, and you should not consider it as part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus when making a decision as to whether to invest in our shares of Class A common stock.

Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and do, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, for so long as we are an emerging growth company, we will not be required to:

•                  engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•                  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•                  submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-

frequency” and “say-on-golden parachutes;”

•                  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation; or

•                  adopt certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earliest to occur of:

•            our reporting $1 billion or more in annual gross revenues;

•            our issuance, in a three year period, of more than $1 billion in non-convertible debt;

•            the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

•            the end of fiscal 2018.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. You should carefully consider the following risks and all other information contained in this prospectus and each of the risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, which are incorporated by reference into this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, also may become important factors that affect us. If any of the following risks materialize, our business, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Class A Common Stock and this Offering

The market price and trading volume of our Class A common stock may be volatile, which could result in rapid and substantial losses for our stockholders.

The market price of our shares of Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our shares of Class A common stock may fluctuate and cause significant price variations to occur. The market price of our shares of Class A common stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our shares of Class A common stock include:

•                  variations in our quarterly or annual operating results;

•                  changes in our earnings estimates (if provided) or differences between our actual financial and operating results and those expected by investors and analysts;

•                  the contents of published research reports about us or our industry or the failure of securities analysts to cover our shares of Class A common stock;

•                  additions or departures of key management personnel;

•                  any increased indebtedness we may incur in the future;

•                  announcements by us or others and developments affecting us;

•                  actions by institutional stockholders;

•                  litigation and governmental investigations;

•                  legislative or regulatory changes;

•                  changes in government programs and policies;

•                  changes in market valuations of similar companies;

•                  speculation or reports by the press or investment community with respect to us or our industry in general;

•                  increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•                  announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic relationships, joint ventures or capital commitments;

•                  general market, political and economic conditions, including any such conditions and local conditions in the markets in which we conduct our operations; and

•                  a breach of security or a cybersecurity attack.

These broad market and industry factors may decrease the market price of our Class A common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which reflect management’s expectations regarding future growth, results of operations, operational and financial performance and business prospects and opportunities. These forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved.

Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements, including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, which are incorporated by reference into this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus. Although we have attempted to identify important risk factors that could cause actual actions, events or results to differ materially from those described in or implied by forward-looking statements, a number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. We cannot assure you that forward-looking statements will prove to be accurate, as actual actions, results and future events could differ materially from those anticipated or implied by such statements.

These forward-looking statements are made as of the date of this prospectus and except for ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements to reflect circumstances or events after the date of this prospectus, or to reflect the occurrence of unanticipated events. These factors should be considered carefully and readers should not place undue reliance on forward-looking statements. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC, which are incorporated by reference herein.  These important factors also include those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, which are incorporated by reference into this prospectus, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus, as well as, among others, risks and uncertainties relating to:

•                  the proposed Transaction with WestStar, including the expected time period for closing the Transaction;

•                  our ability to obtain or meet the closing conditions in the Acquisition Agreement, including applicable regulatory requirements, and to otherwise complete the Transaction in a timely manner;

•                  future financial services and operating results, including cash requirements;

•                  the effects of local and national economic, credit and capital market conditions on the economy in general, and on the financial industry in particular;

•                  our ability to realize the synergies and other perceived advantages resulting from the Transaction;

•                  future opportunities of the combined company;

•                  our growth strategies;

•                  anticipated trends in the industry;

•                  changes in laws, including increased tax rates, regulations or accounting standards, third party relations and approvals, and decisions of courts, regulators and governmental bodies;

•                  access to available and feasible financing on a timely basis;

•                  our anticipated needs for working capital; and

•                  our ability to retain key personnel both before and after the Transaction.

USE OF PROCEEDS

We will not receive any cash proceeds from any sale of shares of Class A common stock by any Selling Stockholder.

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part relates to the resale of up to an aggregate of 1,600,000 shares of our Class A common stock by the Selling Stockholders, which is the maximum number of shares of Class A common stock that we may issue to the Selling Stockholders in the Transaction. We are registering the shares of Class A common stock pursuant to the provisions of the Acquisition Agreement in order to permit the Selling Stockholders to offer the shares of Class A common stock issuable to them in the Transaction for resale from time to time.

The table below presents information regarding the Selling Stockholders and the shares of our Class A common stock that they may offer from time to time under this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. The tabular information below assumes that upon the consummation of the Transaction the Selling Stockholders will receive an aggregate of 1,600,000 shares of our Class A common stock, which is the maximum number of shares of Class A common stock that we may issue to the Selling Stockholders in the Transaction, to be allocated among the Selling Stockholders in the amounts set forth in the table below. Each share of our Class A common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders. Each share of our Class B common stock is entitled to ten votes per share on all matters submitted to a vote of our stockholders. The table assumes that no additional shares of our Class A common stock are bought or sold by the Selling Stockholders and that, prior to the Transaction, no Selling Stockholder owns any of our publicly traded shares of Class A common stock (of which we have no knowledge). Percentage of voting power is based on a total of 17,450,264 shares of our Class A common stock and 9,042,349 shares of our Class B common stock outstanding as of July 14, 2015, according to the information available to us, after giving effect to the issuance of 1,600,000 shares of our Class A common stock to the Selling Stockholders in the Transaction.

The actual number of shares of our Class A common stock to be received by the Selling Stockholders will not be finally known until the completion of the Transaction, thus the exact number of shares of our Class A common stock that each Selling Stockholder may hold after completion of the Transaction cannot be determined at this time.

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After this Offering
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock(4)	Number of Shares of Class B Common Stock	% of Combined Voting Power	Shares offered(4)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	% of Combined Voting Power
Walter F. Jones(1)	864,000	—	*	864,000	—	—	—
Kathleen Murphy-Zimpel(2)	520,000	—	*	520,000	—	—	—
Roger W. Jones(3)	216,000	—	*	216,000	—	—	—

*                             Less than 1%.

(1)                     The address for Mr. Walter.F. Jones is 8009 Whitting Drive, Manassas, VA 20112.

(2)                     The address for Ms. Kathleen Murphy-Zimpel is 460 Belmont Bay Drive, Woodbridge, VA 22191.

(3)                     The address for Mr. Roger W. Jones is 10801 Crockett Road, Nokesville, VA 20181.

(4)                     Assumes that the Selling Stockholders will receive an aggregate of 1,600,000 shares of JGW Class A common stock upon the closing of the Transaction to be allocated among the WestStar selling stockholders in the amounts set forth in the table.

None of the Selling Stockholders has held a position or office or had a material relationship with us within the past three years. Upon consummation of the Transaction, employment agreements between one of our wholly owned subsidiaries and each of Roger W. Jones and Kathleen Murphy-Zimpel will become effective. Additionally, they will each serve on the board of directors of our indirectly wholly-owned subsidiary, J.G. Wentworth Home Lending, Inc. (to be formed after the Transaction through the rebrand of WestStar).

PLAN OF DISTRIBUTION

This prospectus relates to the sale by the Selling Stockholders of up to 1,600,000 shares of Class A common stock from time to time, which is the maximum number of shares of Class A common stock issuable to the Selling Stockholders in the Transaction.

The Selling Stockholders named herein may sell all or a portion of the Class A common stock offered hereby from time to time in the future directly or through one or more underwriters, broker-dealers or agents. If Class A common stock is sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions through:

•                  any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  the over-the-counter market;

•                  transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  the writing of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  sales pursuant to Rule 144;

•                  transactions in which broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The Selling Stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares. Under our trading policy for employees, our employees may not engage in short sales of our securities.

The Selling Stockholders may pledge or grant a security interest in some or all shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision under the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Class A common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Class A common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Class A common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholders will sell any or all of the shares of Class A common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A common stock to engage in market-making activities with respect to the shares of Class A common stock. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

We will not receive any cash proceeds from the sale by the Selling Stockholders of our shares of Class A common stock pursuant to this prospectus. Each Selling Stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of Class A common stock pursuant to this prospectus. We may indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, or the Selling Stockholders will be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the Selling Stockholders against liabilities that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus or we or they may be entitled to contribution.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of The J.G. Wentworth Company (prior to November 14, 2013, J.G. Wentworth, LLC and Subsidiaries) appearing in its Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Because we are incorporating by reference our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some or all of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We file electronically with the SEC our annual reports on Form 10-K, quarterly interim reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Our SEC file number is 001-36170. These reports are available free of charge through our website as soon as reasonably practicable after we electronically file or furnish them to the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after this registration statement is declared effective, and before the end of any offering made under this prospectus (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document. We incorporate by reference the following information that has been filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 11, 2015;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 11, 2015;

•                  our Current Reports on Form 8-K, filed with the SEC on February 13, 2015, March 11, 2015, March 31, 2015, June 1, 2015 and June 12, 2015;

•                  those portions of our Definitive Proxy Statement on Schedule 14A, filed by us with the SEC on April 30, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014; and

•                  the description of our common stock contained in our Registration Statement on Form 8-A filed on November 1, 2013, including all amendments and reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request and at no cost to the requester. Requests for this information must be made to our General Counsel, Stephen Kirkwood, at 201 King of Prussia Road, Suite 501, Radnor, Pennsylvania 19087-5148 or by telephone at (484) 434-2300.

1,600,000 Shares

THE J.G. WENTWORTH COMPANY

Class A common stock

PROSPECTUS

July                          , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by us in connection with the securities being registered hereby. All the amounts shown are estimates, except for the SEC registration fee:

	Amount To Be Paid
Registration fee*	$1,650.97	*
Printing and engraving expenses	$45,000.00
Legal fees and expenses	$40,000.00
Accounting fees and expenses	$40,000.00
Transfer agent and registrar fees and expenses	$5,000.00
Miscellaneous	$10,000.00
Total	$141,650.97

*   Previously paid.

We will bear all of the expenses shown above.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Tenth of the Registrant’s amended and restated certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant has also entered into separate indemnification agreements with each of its directors which are in addition to the Registrant’s indemnification obligations under its amended and restated certificate of incorporation. These indemnification agreements may require the Registrant, among other things, to indemnify its directors against expenses and liabilities that may arise by reason of their status as directors, subject to certain exceptions. These indemnification agreements may also require the Registrant to advance any expenses incurred by its directors as a result of any proceeding against them as to which they could be indemnified and to obtain and maintain directors’ and officers’ insurance.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.  Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of March 6, 2015, by and among the Registrant, WestStar Mortgage, Inc., a Virginia corporation, Walter F. Jones, Kathleen Murphy-Zimpel, and Roger W. Jones†
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 22, 2014)
3.2	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 22, 2014)
4.1

Form of Stock Certificate representing Class A Common Stock, par value $0.00001 per share of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 7, 2013)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
21.1

Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2015, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on May 11, 2015)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

†                 Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

Item 17.  Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(ii)          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of July, 2015.

The J.G. Wentworth Company

By:	/s/ STEWART A. STOCKDALE
	Name:	Stewart A. Stockdale
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Stewart A. Stockdale, John R. Schwab and Stephen Kirkwood his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stewart A. Stockdale	Chief Executive Officer and Director	July 16, 2015
Stewart A. Stockdale	(Principal Executive Officer)

/s/ John R. Schwab	Chief Financial Officer	July 16, 2015
John R. Schwab	(Principal Financial and Accounting
Officer)

/s/ Alexander R. Castaldi	Chairman, Director	July 16, 2015
Alexander R. Castaldi

/s/ Paul S. Levy	Director	July 16, 2015
Paul S. Levy

/s/ Francisco J. Rodriguez	Director	July 16, 2015
Francisco J. Rodriguez

/s/ Kevin Hammond	Director	July 16, 2015
Kevin Hammond

/s/ William J. Morgan	Director	July 16, 2015
William J. Morgan

/s/ Robert N. Pomroy	Director	July 16, 2015
Robert N. Pomroy

/s/ Robert C. Griffin	Director	July 16, 2015
Robert C. Griffin